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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of Foundation Health Corporation on Form S-4 of our report dated February 28, 1994 on our audits of the consolidated financial statements of CareFlorida Health Systems, Inc. as of December 31, 1993 and 1992 and for the years then ended, which report is included in the Annual Report on Form 10-K of Foundation Health Corporation for the fiscal year ended June 30, 1995. We also consent to the reference to our Firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Miami, Florida
January 26, 1996